QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
ALBANY INTERNATIONAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 26, 2003

To the Stockholders of Albany International Corp.:

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Albany International Corp. which will be held at the Company's headquarters, 1373 Broadway, Albany, New York at 10:00 a.m. on Thursday, May 8, 2003. Please join us prior to the Annual Meeting at 9:30 a.m. to meet the Directors in the meeting room.

        Following the Annual Meeting, at approximately 11:00 a.m., we will conduct a tour of the Dryer Fabrics plant, which will last about one hour.

        If you plan to attend the meeting and the plant tour, please so indicate on the enclosed reply card so that we can make the necessary arrangements. The reply card and your completed proxy should be mailed separately. (An addressed, postage-prepaid envelope is enclosed for your return of the proxy.)

        Information about the meeting, including a description of the various matters on which the stockholders will act, will be found in the formal Notice of Annual Meeting and in the Proxy Statement which is attached. The Annual Report for the fiscal year ended December 31, 2002 is being mailed to you with these materials.

Sincerely yours,

FRANK R. SCHMELER
    Chairman of the Board and Chief Executive Officer

ALBANY INTERNATIONAL CORP.
1373 Broadway, Albany, New York
Mailing Address: P. O. Box 1907, Albany, New York 12201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 8, 2003

        The Annual Meeting of Stockholders of Albany International Corp. will be held at the Company's headquarters, 1373 Broadway, Albany, New York, on Thursday, May 8, 2003 at 10:00 a.m., Eastern Time, for the following purposes:

  1.
  To elect eleven Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

  2.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Only stockholders of record at the close of business on March 10, 2003 will be entitled to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

        Whether or not you plan to be present at the Annual Meeting, please sign, date and return promptly the enclosed proxy to ensure that your shares are voted. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                      THOMAS H. HAGOORT
                       Secretary

March 26, 2003

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of Albany International Corp. ("the Company"), 1373 Broadway, Albany, New York (P.O. Box 1907, Albany, New York 12201), of proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on May 8, 2003 and at any adjournment or adjournments thereof. Each properly executed proxy in such form received prior to the Annual Meeting will be voted with respect to all shares represented thereby and will be voted in accordance with the specifications, if any, made thereon. If no specification is made, the shares will be voted in accordance with the recommendation of the Board of Directors. In addition, the shares will be voted in the discretion of the proxies with respect to (1) any matter of which the Company did not have notice prior to February 11, 2003, (2) the election of a person as a director in substitution for a nominee named in this proxy statement who, at the time of the meeting, is unable, or for good cause is unwilling, to serve, (3) any stockholder proposal properly excluded from this proxy statement and (4) matters incident to the conduct of the meeting. If a stockholder is a participant in the Company's Dividend Reinvestment Plan, or the Albany International Corp. ProsperityPlus Savings Plan, a properly executed proxy will also serve as voting instructions with respect to shares in the stockholder's account in such plans. A proxy may be revoked at any time prior to the voting thereof. This proxy statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about March 26, 2003.

        The only persons entitled to vote at the Annual Meeting and any adjournment or adjournments thereof are (1) holders of record at the close of business on March 10, 2003 of the 27,933,625 shares of the Company's Class A Common Stock outstanding on such date and (2) holders of record at the close of business on March 10, 2003 of the 4,564,993 shares of the Company's Class B Common Stock outstanding on such date. Each share of Class A Common Stock is entitled to one vote on each matter to be voted upon. Each share of Class B Common Stock is entitled to ten votes on each matter to be voted upon.

        Under the by-laws of the Company, the presence, in person or by proxy, of shares having a majority of the total number of votes entitled to be cast at the meeting is necessary to constitute a quorum. Under Delaware law, if a quorum is present, a plurality of the votes cast at the meeting by the shares present in person or by proxy and entitled to vote is required for the election of directors and a majority of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required for any other action. Shares present at the meeting in person or by proxy and entitled to vote which abstain or fail to vote on any matter will be counted as present and entitled to vote but such abstention or failure to vote will not be counted as an affirmative or negative vote.

        Under New York Stock Exchange rules, brokerage firms are generally permitted to vote in their discretion on behalf of clients who have been requested to provide voting instructions, and have failed to do so, by a date specified in a statement from the brokerage firm accompanying proxy materials distributed to its clients. Brokerage firms generally do not have such discretion, however, as to any contested action, any authorization for a merger or consolidation, or any matter which may affect substantially the rights or privileges of stockholders. In such a case, broker "non-votes" would be treated as shares that are present at the meeting but fail to vote. The Company anticipates that brokerage firms will be able to vote in their discretion on the proposal to elect directors.

ELECTION OF DIRECTORS

        Eleven members of the Board of Directors will be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Unless otherwise specified on the proxy, the shares represented by a proxy in the accompanying form will be voted for the election of the eleven nominees listed below, all of whom are presently serving as directors. If at the time of the meeting any nominee should be unable, or for good cause should be unwilling, to serve, which event is not anticipated, the shares will be voted for a substitute nominee proposed by the Board of Directors, unless the Board reduces the number of Directors.

FRANK R. SCHMELER joined the Company in 1964. He has been a Director of the Company since 1997. He has served as Chairman of the Board since May, 2001 and as Chief Executive Officer since October, 2000. He also served as President from 1998 until May, 2001, as Chief Operating Officer from 1997 to 2000, as Executive Vice President from 1997 to 1998, as Senior Vice President from 1988 to 1997, as Vice President and General Manager of the Felt Division from 1984 to 1988, as Division Vice President and General Manager, Albany International Canada from 1978 to 1984 and as Vice President of Marketing, Albany International Canada from 1976 to 1978. Age 64.

THOMAS R. BEECHER, JR. has been a Director of the Company since 1969. In 2000, he became a partner in the law firm of Phillips, Lytle, Hitchcock, Blaine & Huber L.L.P. He has been President and a Director of Ballynoe Inc. (formerly Beecher Securities Corporation), investments, since 1979. He is a Director of the J. S. Standish Company, a Regent Emeritus of Canisius College, Chairman of the Board of the Buffalo Niagara Medical Campus Inc., past Chair and a Director of Kaleida Health and a founder and Director of the Buffalo Inner-City Scholarship Opportunity Network. Age 67.

CHARLES B. BUCHANAN has been a Director of the Company since 1969. He was an employee of the Company from 1957 until his retirement in 1997, serving as Vice President and Secretary from 1980 until 1997. He is a Trustee of Skidmore College, Albany Medical Center, Nature Conservancy of Eastern New York, Albany Symphony Orchestra, Troy Savings Bank Music Hall and President of the Capital Region Sponsor-a-Scholar Program. Age 71.

FRANCIS L. McKONE joined the Company in 1964. He has been a Director of the Company since 1983. He served as Chairman of the Board from 1998 until May, 2001. He also served as Chief Executive Officer from 1993 until October, 2000, President from 1984 to 1998, Executive Vice President from 1983 to 1984, Group Vice President-Paper Making Products Group from 1979 to 1983, and prior to 1979 as Vice President of the Company and Division President-Paper Making Products, U.S. He is a member of the Paper Industry Management Association, the Technical Association of the Pulp and Paper Industry, the Canadian Pulp and Paper Association and the Advisory Board of Albank, a division of Charter One Bank. He also serves as a Director of Kadant Inc., and is a Trustee of Rensselaer Polytechnic Institute. Age 68.

G. ALLAN STENSHAMN has been a Director of the Company since 1983. Since 2001 he has served as a Councellor to the lawfirm Landahl Advokatbyrå in Stockholm, Sweden, which, among other activities, provides legal services to Swedish subsidiaries of the Company. He is the Chairman and a director of five Swedish subsidiaries of the Company: Albany International Holding AB; Albany International AB; Albany Door Systems AB; Nordiska Maskinfilt AB; and DEWA Consulting AB. In addition, he is a director and is the Chairman of a number of Swedish subsidiaries of U.S. companies, including BAX Global International, Inc., Cypress Semiconductor Corporation and Merck & Co., Inc. Age 69.

BARBARA P. WRIGHT has been a Director of the Company since 1989. Since 1985, she has been a partner in the law firm of Finch, Montgomery, Wright & Emmer, which is located in Palo Alto, California. She is General Counsel and Secretary of The David and Lucile Packard Foundation, Secretary of several other nonprofit charitable organizations, including The Monterey Bay Aquarium Foundation, The Packard Humanities Institute, and The Stanford Theatre Foundation, and a Director of The Monterey Bay Aquarium Research Institute. Age 56.

JOSEPH G. MORONE has been a Director of the Company since 1996. Since 1997, Dr. Morone has served as President of Bentley College. Prior to joining Bentley, Dr. Morone served as Dean of the Lally School of Management and Technology at Rensselaer Polytechnic Institute and held the Andersen Consulting Professorship of Management. He is a Director of Transworld Entertainment Corporation, and is Vice-Chair of the Board of Trustees of the Tufts New England Medical Center. Age 49.

CHRISTINE L. STANDISH has been a Director of the Company since 1997. From 1989 to 1991, she served the Company as a Corporate Marketing Associate, and was previously employed as a Graphic Designer for Skidmore, Owings & Merrill. She is a Director of the J. S. Standish Company and a member of the Board of Trustees of the Albany Academy for Girls and of the Albany Institute of History & Art. She is the sister of John C. Standish and the daughter of J. Spencer Standish. Age 37.

ERLAND E. KAILBOURNE has been a Director of the Company since 1999. On December 31, 1998 he retired as Chairman and Chief Executive Officer (New York Region) of Fleet National Bank, a banking subsidiary of Fleet Financial Group, Inc. He was Chairman and Chief Executive Officer of Fleet Bank, also a banking subsidiary of Fleet Financial Group, Inc., from 1993 until its merger into Fleet National Bank in 1997. He is a member of the New York State Banking Board, New York State Office of Science, Technology & Academic Research Advisory Council, and a Director of Adelphia Communications Corporation, the New York ISO Utilities Board, The John R. Oishei Foundation, Bush Industries, Inc., Rand Capital Corporation, Statewide Zone Capital Corporation, Allegany Co-op Insurance Company and USA Niagara Development Corp. Age 61.

JAMES L. FERRIS has been a Director of the Company since February, 2001. Since 1996, he has served as President and Chief Executive Officer of the Institute of Paper Science and Technology, located in Atlanta, Georgia. Prior to joining the Institute, he was a long-time employee of Weyerhaeuser Company, most recently serving as Vice President of Pulp, Paper and Packaging Research from 1988 until 1995. He is a member of the American Forest and Paper Association Chief Technology Officers Committee. Age 59.

JOHN C. STANDISH has been a Director of the Company since February, 2001. Since 2000, he has served as Director, PAC Pressing and Process Technology for the Company. He previously served as Manager of the Company's forming and engineered fabrics manufacturing facility in Portland, Tennessee from 1998 to 2000, Production Manager of Albany International B.V. in Europe from 1994 to 1998, a Department Manager for the Press Fabrics Division from 1991 to 1994 and Design Engineer for Albany International Canada from 1986 to 1991. He is a Director of the J. S. Standish Company and a member of the Executive Board of the Twin Rivers Council of the Boy Scouts of America. He is the brother of Christine L. Standish and the son of J. Spencer Standish. Age 39.

        Proposed Corporate Governance Standards of the New York Stock Exchange ("the NYSE Rules") provide that a company more than 50% of the voting power of which is held by an individual, a group or another company will be considered to be a "controlled company". A "controlled company" (i) is not required to have a majority of "independent" directors on its Board of Directors, (ii) is not required to appoint a Compensation Committee or a Nominating/Governance Committee and, (iii) if such committees are appointed, is not required to have only "independent" directors as committee members.

        J. Spencer Standish, related persons (including Christine L. Standish and John Standish, directors of the Company) and Thomas R. Beecher, Jr., as sole trustee of trusts for the benefit of descendents of J. Spencer Standish, now hold in the aggregate shares entitling them to cast approximately 62% of the combined votes entitled to be cast by all stockholders of the Company. Accordingly, the Company is a "controlled company" under the NYSE Rules.

Share Ownership

        As of the close of business on March 10, 2003, shares of capital stock of the Company were beneficially owned by each of the directors, the named officers and all directors and officers as a group, as follows:

	Shares of Class A Common Stock Beneficially Owned(a)		Percent of Outstanding Class A Common Stock	Shares of Class B Common Stock Beneficially Owned		Percent of Outstanding Class B Common Stock
Frank R. Schmeler	335,218	(b)	1.19%	—		—
Thomas R. Beecher, Jr.	857,250	(c)	2.98%	645,625	(d)	14.14%
Charles B. Buchanan	19,769	(e)	(f)	—		—
Francis L. McKone	313,772	(g)	1.11%	1,050		(f)
G. Allan Stenshamn	7,490		(f)	—		—
Barbara P. Wright	39,706	(h)	(f)	—		—
Joseph G. Morone	1,288		(f)	—		—
Christine L. Standish	369,122	(i)	1.30%	153,022	(j)	3.35%
Erland E. Kailbourne	1,953		(f)	—		—
James L. Ferris	853		(f)	—		—
John C. Standish	372,230	(k)	1.32%	153,022	(l)	3.35%
Edward Walther	120,400	(m)	(f)	—		—
Michael C. Nahl	353,484	(n)	1.25%	1,050		(f)
William M. McCarthy	63,774	(o)	(f)	—		—
Michel J. Bacon	69,855	(p)	(f)	—		—
All officers and directors as a group (23 persons)	2,379,428		8.16%	651,237		14.27%

(a)
Since shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a one-for-one basis, they are reflected in the above table both as Class B shares beneficially owned and as Class A shares beneficially owned.

(b)
Includes (i) 36,718 shares owned outright and (ii) 298,500 shares issuable upon exercise of options exercisable currently or within 60 days. Does not include 100 shares held as custodian for his granddaughter, as to which shares he disclaims beneficial ownership.

(c)
Includes (i) 9,914 shares owned outright, (ii) 1,711 shares owned by the Messer Foundation, an entity over the assets of which Mr. Beecher shares voting and dispositive power, (iii) 645,625 shares issuable upon conversion of an equal number of shares of Class B Common Stock and (iv) 200,000 shares issuable upon exercise of options held by the Standish Delta Trust, a trust of which Mr. Beecher is trustee and as to which he shares voting and investment power. The nature of Mr. Beecher's ownership of Class B shares is described in note (d) below. Does not include 104 shares owned by his spouse, as to which shares he disclaims beneficial ownership.

(d)
Includes (i) 247,154 shares held by a trust for the sole benefit of John C. Standish (son of J. Spencer Standish) and (ii) 247,153 shares held by a trust for the sole benefit of Christine L. Standish (daughter of J. Spencer Standish). Mr. Beecher is the sole trustee of such trusts with sole voting and investment power. Also includes 151,318 shares held by the Standish Delta Trust. Does not include 2,183,830 shares held by J. S. Standish Company, of which he is a director.

(e)
Includes (i) 16,469 shares owned outright, and (ii) 3,300 shares issuable upon exercise of options exercisable currently or within 60 days. Does not include 500 shares owned outright by his spouse, as to which shares he disclaims beneficial ownership.

(f)
Ownership is less than 1%.

(g)
Includes (i) 52,222 shares owned outright, (ii) 260,500 shares issuable upon exercise of options exercisable currently or within 60 days and (iii) 1,050 shares issuable upon conversion of an equal number of shares of Class B Common Stock.

(h)
Includes 39,706 shares owned outright or as community property with her spouse. Does not include 790,381 shares held in various trusts of which she is a beneficiary but in regard to which she has no voting or investment power.

(i)
Includes (i) 2,302 shares owned outright, (ii) 153,022 shares issuable upon conversion of an equal number of shares of Class B Common Stock, (iii) 1,798 shares held by Ms. Standish or her husband, an employee of the Company, in their respective accounts in the Company's 401(k) retirement savings and employee stock ownership plans, (iv) 200,000 shares issuable upon exercise of options held by the Standish Delta Trust, a trust of which Ms. Standish is a beneficiary and as to which she shares voting and investment power, and (v) 12,000 shares issuable upon exercise of options currently exercisable. The nature of Ms. Standish's beneficial ownership of the Class B shares is described in note (j) below.

(j)
Includes (i) 1,704 shares owned outright and (ii) 151,318 shares owned by the Standish Delta Trust. Does not include (i) 247,153 shares held by a trust for her sole benefit, as to which she has no voting or investing power, (ii) 2,183,830 shares held by J. S. Standish Company, of which she is a director, (iii) 10,700 shares held by the Christine L. Standish Gift Trust, a trust for the benefit of her descendants as to which she has no voting or investment power, or (iv) 120,000 shares held by The Christine L. Standish Delta Trust, a trust for the benefit of her descendants as to which she has no voting or investment power.

(k)
Includes (i) 153,022 shares issuable upon conversion of an equal number of shares of Class B Common Stock, (ii) 728 shares held by Mr. Standish in his account in the Company's 401(k) retirement savings and employee stock ownership plans, (iii) 200,000 shares issuable upon exercise of options held by the Standish Delta Trust, a trust of which Mr. Standish is a beneficiary and as to which he shares voting and investment power and (iv) 18,480 shares issuable upon exercise of options currently exercisable. The nature of Mr. Standish's beneficial ownership of the Class B shares is described in note (l) below. Does not include 11 shares owned by his spouse, as to which shares he disclaims beneficial ownership.

(l)
Includes (i) 1,704 shares owned outright and (ii) 151,318 shares owned by the Standish Delta Trust. Does not include (i) 247,154 shares held by a trust for his sole benefit, as to which he has no voting or investment power, (ii) 2,183,830 shares held by J. S. Standish Company, of which he is a director, (iii) 10,700 shares held by the John C. Standish Gift Trust, a trust for the benefit of his descendants as to which he has no voting or investment power, or (iv) 120,000 shares held by the John C. Standish Delta Trust, a trust for the benefit of his descendants as to which he has no voting or investment power.

(m)
Issuable upon exercise of options exercisable currently or within 60 days.

(n)
Includes (i) 2,302 shares owned outright, (ii) 132 shares held in the Company's employee stock ownership plan, (iii) 350,000 shares issuable upon exercise of options exercisable currently or within 60 days and (iv) 1,050 shares issuable upon conversion of an equal number of shares of Class B Common Stock.

(o)
Includes (i) 2,274 shares held in the Company's employee stock ownership plan and (ii) 61,500 shares issuable upon exercise of options exercisable currently or within 60 days.

(p)
Includes (i) 202 shares owned outright, (ii) 653 shares held in the Company's employee stock ownership plan and (iii) 69,000 shares issuable upon exercise of options exercisable currently or within 60 days.

        Each of the individuals named in the preceding table has sole voting and investment power over shares listed as beneficially owned, except as indicated.

        The following persons have informed the Company that they were the "beneficial owners" (as defined by Rule 13d-3 of the Securities Exchange Act of 1934) of more than five percent of the Company's outstanding shares of Class A Common:

Name(s)(a)	Shares of Company's Class A Common Stock Beneficially Owned*		Percent of Outstanding Class A Common Stock
J. Spencer Standish	3,915,524	(b)	12.29%
FMR Corp.	3,833,359	(c)	13.72%
J. S. Standish Company(d)	2,183,830	(e)	7.25%
Bruce B. Purdy	1,712,822	(f)	6.13%
Vanguard Fiduciary Trust Company	1,523,368	(g)	5.45%
Mellon Financial Corporation	1,396,544	(h)	5.00%

* As of December 31, 2002, except for J. Spencer Standish and J. S. Standish Company, whose holdings are shown as of March 10, 2003.

(a)
Addresses of the beneficial owners listed in the above table are as follows: J. Spencer Standish, One Schuyler Meadows Road, Loudonville, New York 12211; FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02104; J. S. Standish Company, c/o J. Spencer Standish, One Schuyler Meadows Road, Loudonville, New York 12211; Bruce B. Purdy, P.O. Box 7818, Incline Village, Nevada 89452; Vanguard Fiduciary Trust Company, 500 Admiral Nelson Blvd., Malvern, Pennsylvania 19355; and Mellon Financial Corporation, One Mellon Center, Pittsburgh, Pennsylvania 15258.

(b)
Includes (i) 16,000 shares issuable upon exercise of options and (ii) 3,899,524 shares issuable upon conversion of an equal number of shares of Class B Common Stock. 1,715,694 shares of Class B Common Stock are held by trusts as to which he has sole voting and investment power; the remaining 2,183,830 shares are held by J. S. Standish Company. See note (e) below. Does not include (w) 17,804 shares of Class A Common Stock beneficially owned by his daughter, Christine L. Standish, a director of the Company, (x) 20,912 shares of Class A Common Stock beneficially owned by his son, John C. Standish, a director of the Company, (y) 200,000 shares issuable upon exercise of options held by the Standish Delta Trust, a trust as to which he has no voting or investment power, or (z) 151,318 shares issuable upon conversion of an equal number of shares of Class B Common Stock held by the Standish Delta Trust. Mr. Standish disclaims beneficial ownership of such shares.

(c)
Represents shares beneficially owned by subsidiaries of FMR Corp., including Fidelity Management & Research Company and FMR Co., Inc., or investment companies managed by such subsidiaries, including Fid Value Fund. Such subsidiaries may also be investment advisers to, or managers of, client accounts. FMR Corp. and/or one or more of such entities has sole power to vote or direct the vote of 855,459 such shares, and sole power to dispose or direct the disposition of all of such shares.

(d)
J. S. Standish Company is a corporation as to which J. Spencer Standish holds the power to elect all of the directors. Current directors of J. S. Standish Company include J. Spencer Standish, John

  C. Standish (son of J. Spencer Standish), Christine L. Standish (daughter of J. Spencer Standish) and Thomas R. Beecher, Jr. (a director of the Company).

(e)
Includes 2,183,830 shares issuable on conversion of an equal number of shares of Class B Common Stock.

(f)
Includes (i) 1,401,369 shares held by trusts as to which Mr. Purdy shares voting and investment power, and (ii) 131,453 shares held by trusts as to which his wife shares voting and investment power as co-trustee (Mr. Purdy disclaims beneficial ownership of such shares). Also includes 180,000 shares transferred to Meadowbrook Equity Fund III LLC in exchange for Fund interests. A trust as to which Mr. Purdy shares voting and investment power has the right to reacquire such shares. (Mr. Purdy disclaims beneficial ownership of such shares.)

(g)
Vanguard Fiduciary Trust Company is trustee of certain employee benefit plans holding shares of Class A Common Stock for the benefit of the plan participants. The trustee votes or tenders such shares as directed by employee plan participants, subject to Section 404 of the Employee Retirement Income Security Act of 1974.

(h)
Represents shares held by Mellon Financial Corporation and its direct and indirect subsidiaries. Mellon Financial Corporation and/or one or more of such subsidiaries has sole power to vote or direct the vote of 1,199,432 such shares, shared power to vote or direct the vote of 158,412 such shares, sole power to dispose or direct the disposition of 1,237,032 such shares, and shared power to dispose or direct the disposition of 159,512 such shares.

        The following persons have informed the Company that they are the beneficial owners of more than five percent of the Company's outstanding shares of Class B Common Stock as of March 10, 2003:

Name(s)(a)	Shares of Company's Class B Common Stock Beneficially Owned		Percent of Outstanding Class B Common Stock
J. Spencer Standish	3,899,524	(b)	85.42%
J. S. Standish Company(c)	2,183,830		47.84%
Thomas R. Beecher, Jr.	645,625	(d)	14.14%

(a)
Addresses of the beneficial owners listed in the above table are as follows: J. Spencer Standish, One Schuyler Meadows Road, Loudonville, New York 12211; J. S. Standish Company, c/o J. Spencer Standish, One Schuyler Meadows Road, Loudonville, New York 12211; and Thomas R. Beecher, Jr., c/o Ballynoe Inc., 200 Theater Place, Buffalo, New York 14202.

(b)
Includes (i) 2,183,830 shares held by J. S. Standish Company, a corporation of which he is a director and as to which he holds the power to elect all of the directors and (ii) 1,715,694 shares held by trusts as to which he has sole voting and investment power. Does not include 1,704 shares of Class B Common Stock owned outright by his son, John C. Standish, or 1,704 shares of Class B Common Stock owned outright by his daughter, Christine L. Standish, as to which shares J. Spencer Standish disclaims beneficial ownership.

(c)
See note (d) on page 8 of this proxy statement.

(d)
Includes (i) 247,154 shares held by a trust for the sole benefit of John C. Standish (son of J. Spencer Standish) and (ii) 247,153 shares held by a trust for the sole benefit of Christine L. Standish (daughter of J. Spencer Standish). Mr. Beecher is the sole trustee of such trusts with sole voting and investment power. Also includes 151,318 shares held by the Standish Delta Trust, of which he is trustee with shared voting and investment power. Does not include 2,183,830 shares held by J. S. Standish Company, of which he is a director.

Voting Power of Mr. Standish

        J. Spencer Standish, related persons (including Christine L. Standish and John C. Standish, directors of the Company) and Thomas R. Beecher, Jr., as sole trustee of trusts for the benefit of descendants of J. Spencer Standish, now hold in the aggregate shares entitling them to cast approximately 62% of the combined votes entitled to be cast by all stockholders of the Company. Accordingly, if J. Spencer Standish, related persons and Thomas R. Beecher, Jr., as such trustee, cast votes as expected, election of the director nominees listed above will be assured.

Change of Control

        During 2002, the J. S. Standish Company and the Standish Delta Trust entered into a written plan covering a proposed sale of up to 2.7 million shares of the Company's Common Stock. Pursuant to the terms of the 10b5-1 Plan (the "Plan"), up to 200,000 shares of Class A Common Stock and 2,500,000 shares of Class B Common Stock may be sold during the period from August 1, 2002 through December 31, 2003, subject to price, volume, timing and other provisions specified in the Plan. Shares of Class B Common Stock sold under the Plan will automatically be converted to shares of Class A Common Stock at the time of the sale.

        As of March 10, 2003, 1,184,183 shares Class B Common Stock had been converted to shares of Class A Common Stock and sold under the Plan. If all shares covered under the Plan had been sold as of March 10, 2003, J. Spencer Standish, related persons and Thomas R. Beecher, Jr. would have held in the aggregate shares entitling them to cast approximately 52.25% of the combined votes entitled to be cast by all stockholders of the Company. If all shares covered by the Plan were to be sold, and the Company were to issue additional shares upon exercise of stock options, as contributions to Company compensation plans or otherwise, this percentage could be reduced to less than 50%.

Executive Compensation

Summary Compensation Table

        The following table sets forth information regarding compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (together hereinafter referred to as "the Named Officers"), based on salary and bonuses earned during 2002.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Other Annual Compensation(2)	Restricted Stock Awards	Stock Options	All Other Compensation
Frank R. Schmeler Chairman of the Board and Chief Executive Officer	2002 2001 2000	$635,234 581,485 451,487	$350,000 434,300 221,600	— — —	— — —	40,000 40,000 25,000	$74,814 70,311 37,009	(3) (3) (3)
Edward Walther Group Vice President	2002 2001 2000	$383,617 389,743 356,619	$159,300 220,600 128,800	— — —	— — —	20,000 20,000 16,000	$65,478 59,750 29,738	(3) (3) (3)
Michael C. Nahl Senior Vice President and Chief Financial Officer	2002 2001 2000	$382,434 364,710 351,948	$159,300 218,400 121,100	— — —	— — —	— — —	$112,767 108,434 66,551	(3) (3) (3)
William M. McCarthy Group Vice President	2002 2001 2000	$331,734 311,485 271,525	$139,900 199,600 109,500	$24,001(4 — —)	— — —	20,000 20,000 10,000	$19,584 31,932 33,168	(3) (5) (5)
Michel J. Bacon Group Vice President	2002 2001 2000	$306,650 299,777 259,237	$139,900 195,500 109,966	$87,700(6 — —)	— — —	20,000 20,000 10,000	$67,363 34,429 13,625	(7) (7) (3)

(1)
Reflects bonus earned during the fiscal year that was paid during the next fiscal year.

(2)
While the Named Officers enjoy certain perquisites, such perquisites did not exceed, during the fiscal year, the lesser of $50,000 or 10% of the salary and bonus of any of the Named Officers.

(3)
Above-market earnings credited, but not paid or payable, to the Named Officer during the fiscal year, with respect to deferred compensation.

(4)
Reimbursement of taxes resulting from international assignment.

(5)
Includes (a) above-market earnings of $18,057 in 2001 and $8,168 in 2000 credited, but not paid or payable, to Mr. McCarthy during such year with respect to deferred compensation and (b) international assignment premiums of $13,875 in 2001 and $25,000 in 2000.

(6)
Expenses, resulting from international assignment, that were paid by a subsidiary of the Company during 2002, including housing expenses ($32,500) and non-U.S. taxes incurred in connection with such payments ($23,000).

(7)
Includes (a) above-market earnings of $25,213 in 2002 and $23,512 in 2001 credited, but not paid or payable, to Mr. Bacon during such year with respect to deferred compensation, (b) international assignment premiums of $30,650 in 2002 and $10,917 in 2001 and (c) $11,500 of Company contributions to the Company's 401(k) plan during 2002.

Option/SAR Grants in Last Fiscal Year

	Individual Grants(1)
Name	Number of Securities Underlying Options/ SARS Granted	% of Total Options/SARS Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date(2)	Grant Date Present Value $(3)
Frank R. Schmeler	40,000(4)	9.7%	$20.63	11/7/22	325,024
Edward Walther	20,000(4)	4.8%	20.63	11/7/22	205,288
Michael C. Nahl	—	—	—	—	—
William M. McCarthy	20,000(4)	4.8%	20.63	11/7/22	218,088
Michel J. Bacon	20,000(4)	4.8%	20.63	11/7/22	218,088

(1)
None of the grants referred to in the table included stock appreciation rights. The exercise price for each option is the fair market value of a share of Class A Common Stock on the date of grant. Each option is transferable by the Optionee to any descendant of the Optionee or any trust primarily for the benefit of one or more such descendants.

(2)
The Stock Option Committee may, at any time, accelerate the expiration date to a date not less than ten years from the date of the grant.

(3)
Calculated using the Black-Scholes method which includes the following assumptions: expected volatility factor of 28.3% based upon 1989-2002 weekly common stock price variation of high, low and closing prices; risk-free (zero-coupon U.S. Treasury Bond) interest rates ranging from 3.4% to 4.9% based on expected remaining life of the options; and a dividend yield of 1.1% at the date of grant for each option. No adjustments were made for certain factors that are generally recognized to reduce the value of option contracts: i.e., that the option grants have limited transferability; that the options step-vest and are, therefore, not exercisable for a number of years; and that there is a risk of forfeiture of the non-vested portion of each option if employment is terminated.

(4)
The option becomes exercisable as to 20% of the shares on each of the first five anniversaries of the date of grant but only if the optionee is then employed by the Company or a subsidiary. In the event of termination of the optionee's employment, the option terminates as to all shares as to which it is not then exercisable, except that, in the case of voluntary termination after age 62, death, disability or involuntary termination, the option becomes exercisable, immediately prior to such termination, as to one-half of the shares as to which it is not then exercisable.

Option/SAR Exercises During 2002 And Year-End Values

        The following table sets forth information with respect to stock options held by the Named Officers at December 31, 2002. No stock appreciation rights were held by the Named Officers at that date.

			Number of Securities Underlying Unexercised Options at December 31, 2002
					Value of Unexercised in-the-Money Options at December 31, 2002 ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized $
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frank R. Schmeler	—	—	298,500	106,500	$886,379	$232,378
Edward Walther	—	—	120,400	60,600	188,502	157,046
Michael C. Nahl	—	—	350,000	250,000	1,354,250	0
William M. McCarthy	—	—	61,500	51,000	154,153	98,235
Michel J. Bacon	15,000	$141,908	69,000	51,000	130,228	98,235

(1)
Represents the difference between the closing price of the Company's Class A Common Stock on December 31, 2002 ($20.66 per share) and the exercise price of the options.

Pension Plan Table

        The following table shows, as of December 31, 2002, the maximum amounts payable (on a straight life annuity basis) at age 65 under the Company's Pension Plus Plan. The amounts shown are without regard to the impact of the limits on credited earnings prescribed by Section 401 of the Internal Revenue Code and on annual benefits prescribed by Section 415 of the Internal Revenue Code, in each case as described in the Pension Plus Plan.

	Maximum Annual Benefits Upon Retirement with Years of Service Indicated
Credited Earnings(1)
	15 Years	20 Years	25 Years	30 Years	35 Years
	(rounded to nearest $500)
$125,000	$25,500	$34,000	$42,500	$51,500	$53,000
150,000	31,500	41,500	52,000	62,500	64,500
175,000	37,000	49,000	61,500	74,000	76,000
200,000	42,500	56,500	71,000	85,000	87,500
225,000	48,000	64,000	80,000	96,500	99,000
250,000	54,000	71,500	89,500	107,500	110,500
300,000	65,000	86,500	108,500	130,000	134,000
400,000	87,500	116,500	146,000	175,000	180,000
450,000	99,000	131,500	164,500	197,500	203,000
500,000	110,000	146,500	183,500	220,000	226,500

(1)
The Company's Pension Plus Plan, applicable to all salaried and most hourly employees in the United States who began employment on or before October 1, 1998, provides generally that an employee who retires at his or her normal retirement age (age 65) will receive a maximum annual pension equal to (a) 1% of his or her average annual base compensation for the three most highly compensated consecutive calendar years in his or her last ten years of employment times his or her years of service (up to 30) plus (b) .5% of the amount by which such average annual base compensation exceeds a Social Security offset ($33,100 in 2002, increasing thereafter in proportion to the increase in the Social Security Taxable Wage Base) times his or her years of service (up to 30) plus (c) .25% of such average annual base compensation times his or her years of service in excess of 30. Effective April 1, 1994, the aggregate benefit payable pursuant to clauses (a) and (b) above was reduced to 1% of such average annual compensation for years of service (up to 30) earned after March 31, 1994. Effective January 1, 1999, this benefit was reduced further to .75% of such average annual compensation for years of service (up to 30) earned after December 31, 1998. The numbers in the above table do not reflect these reductions.

        In the case of the Named Officers, base compensation for purposes of the Pension Plan is the amount shown as "Salary" in the Summary Compensation Table. The number of credited years of service under the Plan for each of the Named Officers are as follows: 39 years for Frank R. Schmeler; 8 years for Edward Walther; 22 years for Michael C. Nahl; 25 years for William M. McCarthy; and 25 years for Michel J. Bacon.

        Section 415 of the Internal Revenue Code places certain limitations on pensions that may be paid under federal income tax qualified plans. Section 401 of the Code also limits the amount of annual compensation that may be used to calculate annual benefits under such plans. The Company has adopted an unfunded supplemental employee retirement plan pursuant to which the Company will replace any Pension Plus Plan benefits (calculated as described in Note 1 to the preceding table) which a participant is prevented from receiving by reason of these limitations. All employees, including executive officers, to whom such limitations become applicable are eligible to receive benefits under the unfunded supplemental employee retirement plan.

        Certain employees of the Company who were active on June 30, 2002 are entitled to receive additional qualified supplemental retirement ("QSERP") benefits under the Pension Plus Plan. Under the QSERP, each covered employee is credited with an initial QSERP account balance in a specified amount. Each such participant has renounced any and all claims to an equal amount of account balances under the Company's deferred compensation plans. Each QSERP account is credited with interest at 8.5% annually until retirement, at which time the QSERP account value is payable in the form of an actuarially equivalent single life annuity or, at the election of the participant, in a single lump sum.

        The anticipated values of annuitized QSERP benefits to each of the Named Officers upon retirement at age 65 are as follows: $92,230 for Mr. Bacon, $85,252 for Mr. McCarthy, $0 for Mr. Nahl, $68,675 for Mr. Schmeler and $121,656 for Mr. Walther. For each of the Named Officers, as well as for any other employees entitled to benefits under the QSERP, aggregate annual payments under the Pension Plus Plan (including QSERP benefits) may not exceed the limits imposed by Section 415 of the Internal Revenue Code (currently $160,000).

Compensation Committee Report on Executive Compensation

        Decisions with respect to compensation of executive officers and the grant of stock options were made in 2002 by the Compensation Committee of the Board of Directors. The members of the Committee, throughout 2002, were Thomas R. Beecher, Jr., Francis L. McKone, G. Allan Stenshamn, Barbara P. Wright, Christine L. Standish and Erland E. Kailbourne. None of the members of the Committee was an employee during 2002.

        The Compensation Committee has provided the following report:

Compensation of the Executive Officers

        The Compensation Committee seeks to compensate the executive officers of the Company, including the Chief Executive Officer, at levels, and in a manner, which will:

  (a)
  enable the Company to attract and retain talented, well-qualified, experienced and highly-motivated individuals whose performance will substantially enhance the Company's performance; and
  (b)
  closely align the interests of each executive officer with the interests of the Company's stockholders.

These objectives are pursued through a base salary, annual cash bonuses and stock options.

        Total cash compensation of each executive officer—base salary plus annual cash bonus—is intended to be competitive with companies with which the Company competes for executive talent. The Committee believes that such competitors are not limited to companies in the same industry and that comparisons should be made to the compensation practices of a cross-section of U.S. industrial companies with comparable sales volumes and international complexity. The Company retains the services of professional compensation consultants to compare the compensation of its executive officers with such a cross section. The consultants carry out such a comparison annually in the case of the Company's senior executive officers and periodically (most recently, in connection with increases granted in 2001) with respect to all executive officers. In addition, the Committee reviews such published surveys and other materials regarding compensation as are provided from time to time by the Company's Human Resources Department.

        In general, the Committee sought to achieve total cash compensation for 2002 for each executive officer, including the Named Officers, that would place it at the median of compensation paid by U.S. industrial companies with comparable sales volumes and international complexity to executives with comparable talents, qualifications, experience and responsibilities. Where positions of a comparable nature could not be identified in comparable companies, total cash compensation was established by reference to other positions within the Company for which comparisons could be identified. The Committee also made such adjustments as it deemed appropriate to reflect the past and anticipated performance of the individual executive officer, to take into account various subjective criteria such as leadership ability, dedication and intitiative, and to achieve internal equity in compensation.

        Base salaries of executive officers, including the Named Officers, are established as a percentage of targeted cash compensation for each officer, the percentage ranging from 66 2/3% in the case of the Chief Executive Officer to approximately 77% in the case of other executive officers. Base salaries are not based on corporate or business unit performance. Annual cash bonuses, on the other hand, are focused on corporate and business unit performance factors identified by the Committee and on the performance of the individual executive officer in the relevant fiscal year. A cash bonus sufficient to bring total cash compensation to the targeted level is paid only if the Committee determines that the performance levels that it considers appropriate for the particular fiscal year have been achieved. Lesser bonuses will be paid if such performance levels are not achieved and larger bonuses, not exceeding 100% of base salary, will be paid if performance exceeds such levels.

        Salaries of executive officers are customarily adjusted in April of each year. In April 2002, the salaries of all executive officers were increased by an average of approximately 4.1% (excluding increases granted in recognition of a substantial change in responsibilities) to reflect the reported rate of increases by comparable companies. Increases actually granted to executive officers for this purpose ranged from 3.0% to 8.7%.

        Early in 2002, the Committee determined that cash bonuses for executive officers for the year would be based, as in 2001, on Company performance with respect to operating income, share of market and management of inventories and accounts receivable. The Committee further indicated that it would exercise its discretion, after the close of the fiscal year, in determining to what extent cash bonuses had been earned, and reserved the right to take individual performance factors into account and to employ both objective and subjective criteria.

        Following the close of 2002, the Committee reviewed Company performance with respect to the three factors it had identified. The Committee determined that, as a general matter, bonuses for executive officers for 2002 should be approximately 87.7% of their target levels, with variations made on the basis of individual performance.

        The Company's 1992 Stock Option Plan terminated on May 13, 2002 and no grants were made under the 1992 Plan in 2002. The Company's 1998 Stock Option Plan remains in effect. No stock appreciation rights may be granted under the 1998 Plan and stock options granted may not be treated as Incentive Stock Options under the Internal Revenue Code. Options granted under the 1998 Plan are intended as an incentive to officers and other key employees of the Company to encourage them to remain in the employ of the Company by affording them a greater interest in its success. The Committee determines when options become exercisable. Normally, 20% of each grant becomes exercisable each year, but only if the optionee is an employee at the time. The exercise price of each option is the market price of the Company's shares on the date of the grant.

        The size of the individual stock options granted during 2002 was determined entirely by the discretion of the Committee. The principal factors influencing the size of individual grants in 2002 were position responsibility, compensation level and internal equity. The Committee also considered matters which pertained to the particular individual and which were relevant to the Plan's purpose of encouraging continued employment, including the performance of the individual, the number of options already held by the individual and the extent to which such options had not yet become exercisable. In determining the size of individual grants, the Committee does not consider measures of corporate performance.

        At the present time, the Committee does not anticipate that Section 162(m) of the Internal Revenue Code will, in the ordinary course, prevent the Company from deducting executive officer compensation as an expense on its corporate income tax returns. As a result, the Committee has not had to decide whether or not to qualify any particular form of compensation under that section of the Code.

Compensation of Chief Executive Officer

        As in the case of the other executive officers, the target total cash compensation of Mr. Schmeler for 2002 was set at a level believed by the Committee to be reasonably competitive with compensation paid by comparable U.S. industrial companies to chief executives with comparable talents, qualifications, experience and responsibility. The Company also took into consideration Mr. Schmeler's many years of outstanding service to the Company.

        In April, 2002, Mr. Schmeler received a 8.7% salary increase, reflecting the Committee's favorable evaluation of his overall performance as Chief Executive Officer. Mr. Schmeler has requested that he be granted no salary increase for 2003 in recognition of his emphasis on cost saving. In February 2003, the Committee granted Mr. Schmeler a bonus of approximately 112% of target in recognition of his success in meeting goals established for 2002, including completion of the $75 million cost reduction programs, maintenance of substantial cash flows and significant reduction of debt. In November 2002, the Committee granted an option to Mr. Schmeler for 40,000 shares to reflect the importance to the Company of retaining Mr. Schmeler's services and the fact that the options then held by him were exercisable as to all but 78,000 shares.

                  Compensation and Stock Option Committee
                  Thomas R. Beecher, Jr., Chairman
                  Francis L. McKone
                  G. Allan Stenshamn
                  Barbara P. Wright
                  Christine L. Standish
                  Erland E. Kailbourne

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is composed of Directors Beecher, McKone, Stenshamn, Wright, C. L. Standish and Kailbourne.

        Mr. McKone served as Chairman of the Board of the Company until May 2001. Mr. Stenshamn is Chairman of the Board and director of five Swedish subsidiaries of the Company: Albany International Holding AB; Albany International AB; Albany Door Systems AB; Nordiska Maskinfilt AB; and DEWA Consulting AB. Ms. C. L. Standish's husband is an employee of the Company. (See "Certain Business Relationships and Related Transactions" on page 19 for a description of remuneration paid by the Company to Ms. Standish's husband.)

Stock Performance Graph

        The following graph compares cumulative total return of the Company's Class A Common Stock during the five years ended December 31, 2002 with the cumulative total return on the S&P 500 Index and a selected peer group.

Albany International Corp.
Five Year Cumulative Total Return

        The peer group consists of companies in related industries with comparable sales volumes. Companies included are: The Dixie Group, Inc., Guilford Mills, Inc., Nashua Corporation, and Pope & Talbot, Inc. There are no comparable domestic paper machine clothing manufacturers with publicly reported financial statements.

        The comparison assumes $100 was invested on December 31, 1997 in the Company's Class A Common Stock, the S&P 500 Index and the peer group and assumes reinvestment of dividends.

Directors' Fees

        Directors who are not employees of the Company receive an annual retainer in the amount of $40,000. One-fourth of the annual retainer is received in the form of shares of Class A Common Stock of the Company, the number of shares being determined on the basis of the closing price of such shares on the day of the Annual Meeting. Non-employee directors receive $1,000 for each Board or Committee meeting attended (up to a maximum of $2,000 per day), $500 for participation in a meeting that is designated as a telephone meeting and $1,000 for each day spent on Company business at the request of the Chairman of the Board. Chairmen of a Committee receive an annual fee of $2,500. A Director may defer all or any part of the cash fees. Each Director elected prior to August 9, 2000 whose service as a Director terminates after such Director attains age 65 and who is not eligible to receive a pension under any Company retirement program is entitled to receive an annual pension in the amount of $20,000, payable in equal quarterly installments during his or her lifetime for a number of years equal to the number of full years of service by such person as a Director prior to May 31, 2001.

        Mr. Stenshamn received, in addition to fees received by him for his services as a Director of the Company, total fees of approximately $11,500 for his services during 2002 as a Director of subsidiaries of the Company.

Committees

        Among the standing committees of the Board of Directors are a Governance Committee, an Audit Committee and a Compensation Committee.

        The Governance Committee, established in February 2003, reviews and recommends changes in the Company's governance guidelines and governance structure, evaluates the effectiveness of the Board of Directors, its committees and the directors, and recommends to the Board the persons to be nominated for election as directors. The current members of the Governance Committee are Joseph G. Morone, Thomas R. Beecher, Jr., Erland E. Kailbourne and John C. Standish. Stockholders may send recommendations of persons to be nominated for election as directors to "Chairman, Governance Committee, Albany International Corp., P.O. Box 1907, Albany, New York 12201".

        The Audit Committee assists the Board of Directors in fulfilling its fiduciary responsibilities regarding the Company's accounting and financial reporting practices and internal controls with respect to accounting, finance, legal compliance and ethics, and provides a means of open communication among the independent auditors, management, the Company's internal auditors and the Board of Directors. The current members of the Audit Committee are Erland E. Kailbourne, Barbara P. Wright, Joseph G. Morone and James L. Ferris. All of the members of the Committee are "independent", as such term is defined in the Sarbanes-Oxley Act and the listing standards of the New York Stock Exchange ("NYSE"). In addition, the Board of Directors has determined that all of the members of the Committee are "financially literate" and that at least one member of the Committee has "accounting or related financial management expertise", as such terms are defined in the NYSE listing standards. The Audit Committee met four times in 2002.

        The Compensation Committee assists the Board of Directors in the creation and implementation of employee compensation and incentive programs and policies of the Company, determines the compensation of the executive officers, decides upon the grant of options under, and administers, the stock option plans, makes recommendations to the Board with respect to management structure and reviews management succession planning. The current members of the Compensation Committee are Thomas R. Beecher, Jr., Francis L. McKone, G. Allan Stenshamn, Barbara P. Wright, Christine L. Standish. and Erland E. Kailbourne. The Compensation Committee met three times in 2002.

Audit Committee Report

        The Audit Committee has provided the following report:

        The Audit Committee has reviewed, and discussed with management and the independent auditors, PricewaterhouseCoopers LLP ("PwC"), the financial statements for 2002. The Audit Committee has also discussed with PwC the written disclosures and the letter from PwC required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as modified and supplemented, has discussed with PwC its independence, and has considered whether the provision by PwC of the services referred to below under "Independent Auditors, All Other Fees" is compatible with maintaining the independence of PwC.

        Based on the foregoing discussions, disclosures and letter, the Audit Committee recommended to the Board of Directors that the audited statements for 2002 be included in the Company's Annual Report on Form 10-K for 2002 for filing with the Securities and Exchange Commission.

        The financial reporting process of the Company, including the system of internal controls and the preparation of financial statements in accordance with accounting principles generally accepted in the

United States of America, is the responsibility of the Company's management. The Company's independent auditors (PwC) are responsible for auditing the financial statements. The Audit Committee monitors and reviews these processes. The members of the Audit Committee are not employees of the Company and do not represent themselves as experts in the field of accounting or auditing. The Committee's Charter provides that the members of the Committee are entitled to rely, and they do rely, on advice, information and representations that they receive from the independent auditors, management and the head of internal audit. Accordingly, the review, discussions and communications conducted by the Audit Committee do not assure that the financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company's financial statements has been carried out in accordance with accounting standards generally accepted in the United States of America or that the Company's independent auditors are, in fact, "independent".

                    Audit Committee
                    Erland E. Kailbourne, Chairman
                    Barbara P. Wright
                    Joseph G. Morone
                    James L. Ferris

Certain Business Relationships and Related Transactions

        Christine L. Standish and John C. Standish are directors of the Company. Christopher Wilk, Ms. Standish's husband, and John C. Standish served as employees of the Company during 2002. In consideration of these services, the Company paid salary and other compensation of $85,422 to Mr. Wilk. John C. Standish was paid salary and other compensation of $127,120. The Company also granted 2,000 stock options to John C. Standish. As employees, each of these individuals also received benefits under the Company's profit sharing, insurance, disability and other employee benefit plans in accordance with the terms of such plans.

Chairman Emeritus

        As Chairman Emeritus of the Board of Directors, J. Spencer Standish is invited to all meetings of the Board of Directors and Committees of the Board and normally attends such meetings. He is provided with office space and secretarial services at the Company's headquarters and visits other Company facilities in the United States and abroad from time to time. Other than his pension under the Company's retirement plans, and reimbursement of expenses, Mr. Standish receives no fees or other compensation for these activities. Mr. Standish was reimbursed a total of $12,885 for expenses incurred during 2002 in connection with such visits and his attendance at meetings. In addition, the Company paid fees of $9,676 for financial consulting services rendered to Mr. Standish in 2002. Mr. Standish receives no other fees or compensation for his activities with respect to the Company.

Attendance

        The Board of Directors of the Company met six times during 2002. Each Director attended 75% or more of the aggregate of the number of meetings of the Board and of the committees of the Board on which he or she served.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and officers, and any persons holding more than 10% of the Company's Class A Common Stock, to file with the Securities and Exchange Commission reports disclosing their initial ownership of the Company's equity securities, as well as subsequent reports disclosing changes in such ownership. To the Company's knowledge, based solely on a review of such reports furnished to it and written representations by certain reporting persons that no other reports were required, during the year ended December 31, 2002, all persons who were subject to the reporting requirements of Section 16(a) complied with such requirements.

INDEPENDENT AUDITORS

        In prior years, stockholders voted for the election of the Company's auditors at each Annual Meeting. In view of new regulatory requirements, this practice is being discontinued. The Sarbanes-Oxley Act, passed during 2002, provides that the Audit Committee is directly responsible for the appointment of auditors. In addition, proposed new corporate governance rules of the New York Stock Exchange provide that the Audit Committee has "sole authority" to "hire and fire" auditors. In December 2002, PricewaterhouseCoopers LLP ("PwC") was formally appointed as the Company's auditors for 2002 and to perform the reviews of the financial statements to be included in the Company's quarterly reports to the Securities and Exchange Commission on Form 10-Q during 2003. The Audit Committee will not take action with respect to the appointment of auditors to conduct the 2003 audit, and quarterly reviews for 2004, until the autumn of 2003.

        As in the past, a representative of PwC will be present at the Annual Meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

        As stated above in the Audit Committee Report, the Audit Committee has received the written disclosures and letter from PwC required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified and supplemented, has discussed with PwC its independence, and has considered whether the provision of the services covered by the fees referred to below under "All Other Fees" is compatible with maintaining the independence of PwC.

Audit Fees

        The aggregate amount of the fees incurred for PwC's audit of the Company's annual financial statements for 2002 and for the reviews by PwC of the financial statements included in the Company's Forms 10-Q during 2002 was $1,277,600, of which $733,600 had been billed at December 31, 2002.

Financial Information Systems Design and Implementation Fees

        No professional services were rendered to the Company by PwC during 2002 in connection with the design or implementation of financial information systems.

All Other Fees

        The aggregate amount of the fees incurred for services rendered by PwC during 2002, other than the audit of the Company's annual financial statements for 2002 and the reviews by PwC of the financial statements included in the Company's Forms 10-Q during 2002, was $1,986,600, all of which had been billed at December 31, 2002.

STOCKHOLDER PROPOSALS

        Proposals of stockholders that are intended to be presented at the Company's 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at P.O. Box 1907, Albany, New York, 12201-1907 not later than November 29, 2003 in order to be considered for inclusion in the Company's proxy statement and form of proxy. In addition, to be so included, a proposal must otherwise comply with all applicable proxy rules of the Securities and Exchange Commission.

        In addition, management proxies for the 2004 Annual Meeting may confer discretionary authority to vote on a stockholder proposal that is not included in the Company's proxy statement and form of proxy if the Company does not receive notice of such proposal by February 12, 2004 or if such proposal has been properly excluded from such proxy statement and form of proxy.

        The Company's by-laws provide that proposals of stockholders, including nominations of persons for election to the Board of Directors of the Company, shall not be presented, considered or voted upon at an annual meeting of stockholders, or at any adjournment thereof, unless (i) notice of the proposal has been received by mail directed to the Secretary of the Company at the address set forth in the Notice of Meeting not less than 100 days nor more than 180 days prior to the anniversary date of the last preceding annual meeting of stockholders and (ii) the stockholder giving such notice is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting. Each such notice shall set forth (i) the proposal desired to be brought before the annual meeting and the reasons for presenting such proposal at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder making such proposal, (iii) the number and class of shares owned beneficially or of record by such stockholder, (iv) any material interest of such stockholder in the proposal and (v) such other information with respect to the proposal and such stockholder as is required to be disclosed in solicitation of proxies to vote upon such proposal, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("the Proxy Rules"). In the case of proposed nominations of persons for election to the Board of Directors, each such notice shall also (i) set forth such information with respect to such nominees and the stockholder proposing the nominations as is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to the Proxy Rules and (ii) be accompanied by the written consent of each proposed nominee to being named in the Company's proxy statement as a nominee and to serving as a director if elected and by written confirmation by each such nominee of the information relating to such nominee contained in the notice.

OTHER MATTERS

        The Board knows of no other matters to be presented for consideration at the Annual Meeting. Should any other matters properly come before the meeting, the persons named in the accompanying proxy will vote such proxy thereon in accordance with their best judgment.

        The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation of proxies by use of the mails, regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone.

                            Thomas H. Hagoort
                             Secretary

March 26, 2003

Proxy—Albany International Corp.

Proxy solicited on Behalf of the Board of Directors
for Annual Meeting of Stockholders to be held May 8, 2003

        The undersigned hereby constitutes and appoints Frank R. Schmeler, Thomas R. Beecher, Jr. and Charles B. Buchanan, and each of them, the true and lawful agents and proxies of the undersigned, with full power of substitution in each, to vote as indicated herein, all of the shares of Common Stock which the undersigned would be entitled to vote if present in person, at the Annual Meeting of Stockholders of ALBANY INTERNATIONAL CORP. to be held at the Company's headquarters, 1373 Broadway, Albany, New York on Thursday, May 8, 2003 at 10:00 a.m. local time, and any adjournment or adjournments thereof, on matters coming before said meeting.

        The shares represented by this proxy, when properly executed, will be voted in the manner directed herein.

        If no direction is made, the shares will be voted FOR proposal A.

Please mark, sign, date and return this proxy card promptly using the enclosed envelope
(Continued and to be signed on reverse side)

ALBANY INTERNATIONAL

Annual Meeting Proxy Card

☐    Mark this box with an X if you have made changes to your name or address details above.

A.    ELECTION OF DIRECTORS

1.
The Board of Directors recommends a vote FOR the listed nominees.

	FOR	WITHHOLD
01-Frank R. Schmeler	☐	☐
02-Thomas R. Beecher, Jr.	☐	☐
03-Charles B. Buchanan	☐	☐
04-Francis L. McKone	☐	☐
05-G. Allan Stenshamn	☐	☐
06-Barbara P. Wright	☐	☐
07-Joseph G. Morone	☐	☐
08-Christine L. Standish	☐	☐
09-Erland E. Kailbourne	☐	☐
10-James L. Ferris	☐	☐
11-John C. Standish	☐	☐

Other Matters

In their discretion upon other matters that may properly come before this meeting.

B.
Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

        This proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Signature 1—Please keep signature within the box	Signature 1—Please keep signature within the box	Date (mm/dd/yyyy)

2

QuickLinks

PROXY STATEMENT
ELECTION OF DIRECTORS
INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS
Proxy—Albany International Corp. Proxy solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders to be held May 8, 2003
ALBANY INTERNATIONAL Annual Meeting Proxy Card